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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                  Syntel, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

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     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                                 [SYNTEL LOGO]

May 9, 2003

Dear Shareholder:

     It is my pleasure to invite you to attend Syntel's 2003 Annual Meeting of Shareholders on Friday, June 6, 2003, at 10:00 a.m. The meeting will be held at the Troy Marriott Hotel, 200 West Big Beaver Road, Troy, Michigan. If you should need directions to the Troy Marriott Hotel, please contact them at (248) 680-9797.

     The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. You will want to review this material for information concerning the business to be conducted at the meeting, which will consist of the election of directors.

     Your vote is important. Whether or not you plan to attend the meeting, we urge you to complete, sign, and return your proxy as soon as possible in the envelope provided. This will ensure representation of your shares in the event you are unable to attend. You may of course revoke your proxy and vote in person at the meeting if you wish.

                                          Sincerely,
                                          /S/ BHARAT DESAI

                                          Bharat Desai
                                          Chairman, President, and Chief
                                          Executive Officer

                                  SYNTEL, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 6, 2003

--------------------------------------------------------------------------------

     The Annual Meeting of Shareholders of Syntel, Inc., a Michigan corporation, will be held on Friday, June 6, 2003, at 10:00 a.m., at the Troy Marriott Hotel, 200 West Big Beaver Road, Troy, Michigan. The purposes of the Annual Meeting are to:

     1. elect two directors for a term of three years; and

     2. conduct any other business that is properly raised at the meeting or any adjournment of the meeting.

     Only shareholders of record at the close of business on April 18, 2003 may receive notice of and vote at the meeting.

                                          By Order of the Board

                                          /s/ DANIEL M. MOORE
May 9, 2003                               Daniel M. Moore
                                          Chief Administrative Officer
                                          and Secretary

--------------------------------------------------------------------------------

WE WOULD LIKE SHAREHOLDERS TO COME TO THE MEETING, BUT, EVEN IF YOU PLAN TO ATTEND, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                  SYNTEL, INC.
                      525 EAST BIG BEAVER ROAD, SUITE 300
                              TROY, MICHIGAN 48083

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON FRIDAY, JUNE 6, 2003

SOLICITATION OF PROXIES

     This Proxy Statement and the accompanying proxy are being distributed to shareholders of Syntel, Inc. ("Company") in connection with the solicitation of proxies to be used at the 2003 Annual Meeting of Shareholders of the Company. The Annual Meeting will be held at the Troy Marriott Hotel, 200 West Big Beaver Road, Troy, Michigan, on Friday, June 6, 2003, at 10:00 a.m.

     The enclosed proxy is solicited by the Board of Directors of the Company. This Proxy Statement and the enclosed proxy were mailed or given to shareholders beginning on May 9, 2003. The Company's 2002 Annual Report to Shareholders is also enclosed with this Proxy Statement.

     The Company will pay the entire cost of soliciting proxies. The Company will arrange with brokerage houses, nominees, custodians, and other fiduciaries to send proxy soliciting materials to beneficial owners of the Common Stock at the Company's expense.

REVOKING A PROXY

     Any person giving a proxy has the power to revoke it at any time before it is voted. There are three ways to revoke your proxy. You may deliver a written notice of revocation, which is dated after the date of the proxy, to the inspectors of the election at or before the Annual Meeting. You may deliver a later-dated proxy to the inspectors of the election at or before the Annual Meeting. You may attend the Annual Meeting in person and vote your shares by ballot.

RECORD DATE

     The record date for determining shareholders entitled to vote at the Annual Meeting is April 18, 2003. Each of the 39,470,067 shares of Common Stock of the Company issued and outstanding on that date and not held in an account for the benefit of the Company is entitled to one vote on any matter voted on at the Annual Meeting. Abstention votes and votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners ("broker non-votes") will be counted as present at the Annual Meeting to determine whether a quorum exists.

                       MATTERS TO COME BEFORE THE MEETING

                             ELECTION OF DIRECTORS

     The Board of Directors is composed of three classes of members, each class being as nearly equal in number as possible. One class of directors is elected each year to hold office for a three-year term and until successors of that class are duly elected and qualified. There are currently five members of the Board.

     Two directors are to be elected at this year's Annual Meeting to serve for a term ending at the 2006 Annual Meeting of Shareholders. The nominees named below have been selected by the Board of Directors. Except where the authority to do so has been withheld, it is the intention of the persons named in the Company's proxy to vote to elect the nominees as directors.

     The persons receiving a plurality of the votes cast at the Annual Meeting in person or by proxy will be elected as directors. "Plurality" means that the nominee who receives the largest number of votes cast is elected as a director. Shares not voted (whether by abstention, broker non-votes or otherwise) have no effect on the election. In case a nominee is unable or declines to serve, proxies will be voted for another person designated by the Board of Directors to replace the nominee. However, the Board of Directors does not anticipate this will occur.

     Information concerning the nominees for election and the directors continuing in office, with respect to age and positions with the Company or other principal occupations for the past five years follows. Mr. Desai and Ms. Sethi have been directors of the Company since its formation in April 1980. Messrs. Mrkonic, Van Houweling, and Choksi became members of the Board upon completion of the Company's initial public offering in August 1997.

NOMINEES FOR ELECTION AS A DIRECTOR UNTIL THE 2006 ANNUAL MEETING

     Bharat Desai, age 50, is a co-founder of the Company and has served as its President and Chief Executive Officer and as a director since its formation in 1980. He has also served as Chairman of the Board since February 1999. Mr. Desai is the spouse of Ms. Sethi.

     Paritosh K. Choksi, age 50, is Executive Vice President, Chief Operating Officer, and Chief Financial Officer and a director of ATEL Capital Group, a financial services management company, and has served in those capacities since April 2001. From May 1999 to April 2001, Mr. Choksi was Chief Financial Officer, Senior Vice President, and a director of ATEL Capital Group. From December 1997 through April 1999, Mr. Choksi was Chief Financial Officer of Wink Communications, a developer of interactive television. From 1977 through November 1997, Mr. Choksi was associated with the Phoenix American group of companies, and at the end of that period served as Phoenix American's Senior Vice President, Chief Financial Officer, and Treasurer and as a director.

DIRECTOR WHOSE TERM CONTINUES UNTIL THE 2004 ANNUAL MEETING

     George R. Mrkonic, age 50, served as the Vice Chairman of Borders Group, Inc., a retailer of books, music, and educational entertainment media products headquartered in Ann Arbor, Michigan from December 1994 until January 2002, and has served as a director since August 1994. He also served as President of Borders Group, Inc. from December 1994 until January 1997. Mr. Mrkonic is also a director of (i) Champion Enterprises, Inc., a manufacturer and seller of manufactured homes, (ii) Galyan's Trading Company, Inc., a specialty retailer that offers a broad range of products that appeal to consumers with active lifestyles, (iii) Nashua Corporation, a manufacturer of specialty imaging products and services to industrial and commercial customers to meet various print application needs, and (iv) Guitar Center, Inc., the nation's leading retailer of guitars, amplifiers, percussion instruments, keyboards and pro-audio and recording equipment.

DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2005 ANNUAL MEETING

     Neerja Sethi, age 48, is a co-founder of the Company and has served as its Vice President, Corporate Affairs and as a director since the Company's formation in 1980, and as Secretary and Treasurer from 1980 to March 1996. Ms. Sethi is the spouse of Mr. Desai.

     Douglas E. Van Houweling, age 59, has been Chief Executive Officer and President of the University Corporation for Advanced Internet Development (UCAID) since November 1997. UCAID is the not for profit organization created by the higher education community to support continued development of the Internet through the Internet2 project. Dr. Van Houweling is also a Professor of Information at the University of Michigan. From December 1984 until November 1997, he was Vice Provost for Information and Technology and from 1995 until November 1997 he was the Dean for Academic Outreach, both at the University of Michigan. Dr. Van Houweling is also a director of Adaptec, Inc., a provider of electronic data storage access solutions.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are paid $2,000 per Board meeting and $500 per Committee meeting for Committee meetings not held on the same day as a Board meeting. All directors are reimbursed for travel expenses incurred in connection with attending Board and Committee meetings. The Company periodically grants the non-employee directors, Messrs. Choksi, Mrkonic, and Van Houweling, shares of the Company's Common Stock or options to purchase the Company's Common Stock as additional compensation. On January 14, 2002, the non-employee directors were each granted 10,000 options to purchase the Company's Common Stock as additional compensation for their service as directors. The options have a ten year term and were granted at the closing price of the Company's Common Stock on January 14, which was $13.55 per share. The options vest in 25% increments over the first four anniversary dates of the option grant. In addition, the Board of Directors approved a conditional grant to each non-employee director of up to 10,000 additional options to purchase the Company's Common Stock. This additional option grant was conditioned upon the non-employee director purchasing the Company's Common Stock in the open market during the six month period between February 18, 2002 and August 19, 2002. For each share purchased during that period, the non-employee director received an option to purchase one share of the Company's Common Stock, up to a maximum of 10,000 options, at the Common Stock's closing price on August 20, 2002, the grant date of the option, which was $11.24 per share. Under this program, Mr. Choksi was granted 3,500 additional options and Mr. Mrkonic was granted 10,000 additional options. These options also have a ten year term and vest in 25% increments over the first four anniversary dates of the option grant.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors meets regularly, at least once each quarter. During 2002, the Board of Directors held ten meetings. The standing committees established by the Board of Directors are described below. The Board of Directors does not have a nominating committee or any committee performing similar functions. Each director attended at least 75% of the board and committee meetings he or she was required to attend.

     Audit Committee. The Audit Committee is responsible for reviewing with management and the independent auditors the financial controls, accounting and reporting activities, and legal and compliance issues of the Company. The Audit Committee met eight times during 2002. The members of the Audit Committee are Paritosh K. Choksi (Committee Chairperson), George R. Mrkonic, and Douglas E. Van Houweling.

     Compensation Committee. The Compensation Committee develops and monitors the executive compensation policies of the Company. The Compensation Committee is responsible for the administration of all salary and incentive compensation plans for the officers and key employees of the Company, including bonuses. The Compensation Committee also administers the Company's 1997 Stock Option and Incentive Plan and the 1997 Employee Stock Purchase Plan. The Compensation Committee met five times during 2002. The members of the Compensation Committee are Paritosh K. Choksi, George R. Mrkonic, and Douglas E. Van Houweling (Committee Chairperson).

                             EXECUTIVE COMPENSATION

                         COMPENSATION COMMITTEE REPORT

     Compensation policies for executive officers are developed and monitored by the Compensation Committee of the Board of Directors. The Committee recommends to the Board of Directors the nature and amount of compensation for all executive officers. This Committee consists of three independent directors who are neither officers nor employees of the Company.

COMPENSATION POLICIES

     The Company's executive compensation policies are designed to encourage and reward executive efforts which create shareholder value through achievement of corporate objectives and performance goals and, as a result, to align the interests of executives with those of shareholders. More specifically, the Company's compensation policies can be summarized as:

          (a) annual base salaries targeted to be competitive with other leading information technology (IT) services companies with which the Company competes for talent;

          (b) annual cash bonuses based on improved Company performance; and

          (c) long-term incentive-based compensation through the Company's 1997 Stock Option and Incentive Plan and Employee Stock Purchase Plan which is used to link executive performance to shareholder interests, encourage stock ownership in the Company and provide an incentive to create long-term shareholder value.

     Each component of compensation (annual base salary, annual cash bonus, and long-term performance incentives) is described more fully below.

ANNUAL BASE SALARIES

     Executive salaries are intended to be competitive with other leading IT services companies with which the Company competes for personnel. Executive salary levels are based on level of job responsibility, individual performance, and published compensation data for comparable companies.

ANNUAL CASH BONUSES

     Annual incentive-based compensation is provided primarily through cash bonuses. Bonuses are based upon the achievement of specified individual and corporate goals, as well as a review of personal performance, which is determined at the discretion of the Committee.

LONG-TERM PERFORMANCE INCENTIVES

     The Committee grants stock options, with ten-year terms at an exercise price equal to the fair market value on the date of grant, having a value based on the level of stock price appreciation over the market price on the date of grant. This provides an incentive for executives to develop shareholder value and rewards them in proportion to the gain received by other shareholders. The Committee considers the level of stock options granted by comparable IT services companies and the number of Company stock options previously granted in reaching its decision to make additional grants of stock options, but does not have a specific weighting formula for each factor.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the U.S. Internal Revenue Code limits to $1 million the corporate tax deduction for compensation paid to certain executive officers unless the compensation is based on non-discretionary, pre-established performance goals. The Committee believes that both annual incentive bonuses and stock options granted as long-term performance incentives meet the requirements for fully deductible compensation under Section 162(m).

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Committee uses the same procedures described above for the other executive officers in setting the annual salary and bonus for Bharat Desai, the Company's Chief Executive Officer. The Committee will evaluate the performance of Mr. Desai at least annually based upon both the Company's financial performance and the extent to which the strategic and business goals established for the Company are met.

The Committee does not assign relative weights or rankings to particular factors, but makes its determination based upon a consideration of all such factors.

                                          COMPENSATION COMMITTEE
                                          Paritosh K. Choksi
                                          George R. Mrkonic
                                          Douglas E. Van Houweling, Chairperson

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning the compensation of the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company for the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                            ANNUAL COMPENSATION        ------------
                                       -----------------------------    SECURITIES
                                       FISCAL                           UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR    SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)
---------------------------            ------   ---------   --------   ------------   ---------------
Bharat Desai.........................   2002    $300,000    $500,000         -0-              -0-
  Chairman, President, and              2001     300,000         -0-         -0-              -0-
  Chief Executive Officer               2000     300,000         -0-         -0-              -0-
Marlin Mackey........................   2002     220,000      70,000         -0-              -0-
  Senior Vice President,                2001     213,333      75,000     $60,000              -0-
  Global Relationships                  2000     179,167     115,000         -0-              -0-
Daniel M. Moore......................   2002     215,000      40,000         -0-          $ 1,050(1)
  Chief Administrative Officer          2001     214,167      50,000      15,000              970(1)
  and Secretary                         2000     209,583      50,000         -0-              890(1)
Sanjay Raizada.......................   2002     165,000      51,563         -0-            2,252(1)
  Vice President, Strategic Solutions   2001     164,675      30,000         -0-            2,252(1)
                                        2000     150,072      53,000         -0-            2,252(1)
Rajiv Tandon.........................   2002     220,417      40,000         -0-           11,700(2)
  Senior Vice President,                2001     225,000      70,000      50,000           11,500(2)
  North American Operations             2000     198,333     100,000         -0-           12,000(2)

---------------

(1) These amounts reflect payments by the Company for life insurance upon the named executive officer.

(2) These amounts are city allowances for working in a Syntel office located in a metropolitan area with a high cost of living.

OPTION/SAR GRANTS IN LAST FISCAL PERIOD

     The Company did not grant any stock options or stock appreciation rights to the persons named in the Summary Compensation Table during the last fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides information regarding the exercise of stock options during the last fiscal year by the persons named in the Summary Compensation Table and the value of each of those person's unexercised in-the-money options held at the end of the last fiscal year.

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                          OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                           SHARES                            YEAR-END(#)              FISCAL YEAR-END($)(1)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                     EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   -----------   -----------   -------------   -----------   -------------
Bharat Desai...........       -0-            -0-          -0-            -0-             -0-            -0-
Marlin Mackey..........     3,837         55,237       59,163         57,000        $860,138       $864,390
Daniel M. Moore........    43,500        626,730       19,800         25,700         229,065        352,835
Sanjay Raizada.........    16,200        127,575          -0-         10,800             -0-        125,604
Rajiv Tandon...........    26,000        270,520       58,000         62,500         806,110        904,075

---------------

(1) Assumes a market price of $21.01 per share, which was the last sale price before the close of the Company's fiscal year on December 31, 2002. At April 18, 2003 the last sale price was $16.73 per share.

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock to the cumulative total shareholder returns for the S&P 500 Stock Index and for an index of peer companies selected by the Company. The period for comparison is for five years from December 31, 1997, through December 31, 2002, the end of the Company's last fiscal year. The peer group index is composed of CIBER, Inc., Computer Horizons Corp., Computer Sciences Corporation, Electronic Data Systems Corporation, Keane, Inc., and Sapient Corporation. These companies were selected based on similarities in their service offerings and their competitive position in the industry. In prior years, Cambridge Technology Partners, Inc. was included in the index of peer companies selected by the Company. In 2001, Cambridge Technology Partners, Inc. was acquired by Novell, Inc. and therefore is no longer a separate publicly traded entity. For that reason, Cambridge Technology Partners, Inc. has now been excluded from the index of peer companies selected by the Company and peer performance has been recalculated accordingly.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                    AMONG SYNTEL, INC., S&P 500 STOCK INDEX
                        AND AN INDEX OF PEER COMPANIES*

                              [PERFORMANCE GRAPH]

                                      12/31/97   12/31/98   12/31/99   12/31/00   12/31/01   12/31/02
                                      --------   --------   --------   --------   --------   --------
Syntel, Inc. .......................    $100       $119       $170       $ 61       $136       $221
S&P 500 Stock Index.................    $100       $127       $151       $136       $118       $ 91
Peer Group Index....................    $100       $124       $266       $133       $143       $ 56

---------------
* Assumes that the value of an investment in the Company's Common Stock and each index was $100 on December 31, 1997 and that all dividends were reinvested.

                             ADDITIONAL INFORMATION

                             AUDIT COMMITTEE REPORT

     The Audit Committee is responsible for, among other things, recommending to the Board of Directors an independent accounting firm to conduct the independent audit of the Company, periodically reviewing the qualifications of the Company's independent auditors, reviewing the scope and results of any audit, and reviewing fees charged by the independent auditors for audit services, non-audit services, and related matters. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rules of the National Association of Securities Dealers, Inc. that govern audit committee composition, including the requirement that all the members of the audit committee be "independent directors". The Board of Directors has adopted an Audit Committee Charter, which was previously provided with the Proxy Statement mailed to shareholders in connection with the Company's 2001 Annual Meeting of Shareholders.

     The Audit Committee's job is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the Company's financial statements, to plan or conduct audits, or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company's management is responsible for preparing the Company's financial statements and for maintaining internal control. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles. The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management and with Ernst & Young LLP, the Company's independent auditors for 2002, both with and without management present. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No.
61. The Audit Committee has received from Ernst & Young LLP the written statements and the letter required by Independence Standards Board Standard No. 1, has discussed Ernst & Young's independence with them, and has considered the compatibility of non-audit services with the auditor's independence. Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10- K for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE
                                          Paritosh K. Choksi, Chairperson
                                          George R. Mrkonic
                                          Douglas E. Van Houweling

INDEPENDENT ACCOUNTANTS

     Ernst & Young LLP was selected by the Audit Committee and confirmed by the Board of Directors to serve as the Company's independent accountants for the fiscal year ending December 31, 2003. Ernst & Young also served as the Company's independent accountants for the Company's 2002 fiscal year end financial statements. It is anticipated that a representative of Ernst & Young will be present at the Annual Meeting, will have an opportunity to make a statement, and will respond to appropriate questions. PricewaterhouseCoopers LLP served as independent accountant's for the Company and reviewed its quarterly financial statements during 2002.

     Audit Fees. The Company was billed a total of (i) $72,150 by Ernst & Young for professional services rendered in connection with the audit of the Company's financial statements for the 2002 fiscal year end and (ii) a total of $50,844 by PricewaterhouseCoopers for reviews of the Company's financial statements for quarterly reports and other statutory and regulatory filings during 2002. The Company was billed a total of $103,625 by PricewaterhouseCoopers for professional services rendered in connection with the audit of the Company's financial statements for the 2001 fiscal year end and reviews of the Company's financial statements for quarterly reports and other statutory and regulatory filings during 2001.

     Audit-Related Fees. The Company engaged Ernst & Young for assurance and related services related to audits of employee benefit plans, interim reviews and statutory audit services relative to Syntel India Ltd. The professional fees in connection with these services amounted to $15,651 for 2002. The Company was not billed by PricewaterhouseCoopers for assurance and related services related to reviews of the Company's financial statements for quarterly reports and other statutory and regulatory filings during 2002. The Company was billed a total of $10,000 by PricewaterhouseCoopers for assurance and related services related to the audit of the Company's financial statements for the 2001 fiscal year end and reviews of the Company's financial statements for quarterly reports and other statutory and regulatory filings during 2001. The assurance and related services provided by PricewaterhouseCoopers consisted of providing an opinion on control assessment and other audit related services.

     Tax Fees. The Company was billed a total of $64,355 by Ernst & Young for tax compliance, tax advice, and tax planning services for the 2002 fiscal year and was billed nothing by PricewaterhouseCoopers for tax compliance, tax advice, and tax planning services for the 2002 fiscal year. The Company was billed a total of $77,475 by Ernst & Young for tax compliance, tax advice, and tax planning services for the 2001 fiscal year and was billed nothing by PricewaterhouseCoopers for tax compliance, tax advice, and tax planning services for the 2001 fiscal year.

     All Other Fees. The Company was billed nothing by Ernst & Young and $33,000 by PricewaterhouseCoopers for other services during the 2002 fiscal year and nothing by either Ernst & Young or PricewaterhouseCoopers for other services during the 2001 fiscal year. These other services consisted of consulting on goodwill evaluation, stock warrants, and other advisory services.

     With regard to both Ernst & Young for fiscal year end 2002 and PricewaterhouseCoopers for fiscal years 2002 and 2001, the Audit Committee determined that their provision of non-audit services was not incompatible with maintaining their independence as independent accountant's to the Company. The Audit Committee currently requires that all services to be performed by the independent accountant be approved in advance by the Audit Committee. The Audit Committee considers the impact of the fees for proposed non-audit services on the independence of the independent accountant before determining whether to give its approval.

CHANGE IN INDEPENDENT ACCOUNTANTS

     On November 11, 2002, the Company's Audit Committee voted to engage the independent accounting firm of Ernst & Young as the Company's independent accountants for the remainder of the 2002 fiscal year and for fiscal year 2003, and dismissed PricewaterhouseCoopers.

     The reports of PricewaterhouseCoopers on the Company's financial statements for the 2001 and 2000 fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the 2001 and 2000 fiscal years and the subsequent period through November 11, 2002, there were no disagreements between the Company and PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such years. In addition, during the 2001 and 2000 fiscal years and the period through November 11, 2002, there were no "reportable events" within the meaning of Item 304(a)(1)(v) of the Securities and Exchange Commission's Regulation S-K.

     During the fiscal years ended December 31, 2001 and December 31, 2000, and during the subsequent interim period through November 11, 2002, the Company did not consult with Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and
(ii) of the Securities and Exchange Commission's Regulation S-K, except for accounting principles relating to the Company's wholly-owned subsidiary, Syntel (India) Ltd., for which an Ernst & Young affiliate was previously and continues to be engaged as the independent accountants.

PRINCIPAL SHAREHOLDERS

     The following table provides information about any person known by management of the Company to have been the beneficial owner of more than five percent of the Company's outstanding Common Stock as of April 18, 2003.

                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL    PERCENT
NAME AND ADDRESS                                               OWNERSHIP     OF CLASS
----------------                                              ------------   --------
Bharat Desai................................................  22,491,842(1)    57.0%
Neerja Sethi................................................  10,461,908(2)    26.5

---------------

(1) Includes 9,468,692 shares of Common Stock held in four trusts for the benefit of Mr. Desai's descendants, of which trusts Mr. Desai is a trustee, and 5,400 shares held in several educational trusts for the benefit of other individuals, of which Mr. Desai is also the trustee. Mr. Desai disclaims beneficial ownership of shares held by his spouse, Ms. Sethi. The business address of Mr. Desai is 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083.

(2) Includes 150,000 shares of Common Stock held in two trusts for the benefit of Ms. Sethi's descendants, of which trusts Ms. Sethi is a trustee, and 9,750 shares held in several educational trusts for the benefit of other individuals, of which Ms. Sethi is also the trustee. Ms. Sethi disclaims beneficial ownership of shares held by her spouse, Mr. Desai. The business address of Ms. Sethi is 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table provides information, as of April 18, 2003, about the beneficial ownership of the Company's Common Stock by the nominees, present directors and named executive officers of the Company, and by all directors and executive officers as a group.

                                                               NUMBER OF
                                                                 SHARES
                                                              BENEFICIALLY    PERCENT
NAME                                                            OWNED(L)      OF CLASS
----                                                          ------------    --------
Paritosh K. Choksi..........................................       53,360          *
Bharat Desai................................................   22,491,842(2)    56.6%(4)
Marlin Mackey...............................................       85,581          *
Daniel M. Moore.............................................       29,903          *
George R. Mrkonic...........................................       46,740          *
Sanjay Raizada..............................................          -0-          *
Neerja Sethi................................................   10,461,908(3)    26.3%(4)
Rajiv Tandon................................................       86,527          *
Douglas E. Van Houweling....................................       11,500          *
All directors and executive officers as a group (16
  persons)..................................................   33,328,847       83.9%

---------------

 *  Less than 1%

(1) The number of shares shown in the table includes the following number of shares which the person specified may acquire by exercising options which were unexercised on April 18, 2003: Paritosh K. Choksi, 5,500; Marlin Mackey, 77,163; Daniel M. Moore, 29,000; George R. Mrkonic, 5,500; Rajiv Tandon, 75,500; Douglas E. Van Houweling, 5,500; and all directors and executive officers as a group, 256,663.

(2) Includes 9,468,692 shares of Common Stock held in four trusts for the benefit of Mr. Desai's descendants, of which trusts Mr. Desai is a trustee, and 5,400 shares held in several educational trusts for the benefit of other individuals, of which Mr. Desai is also the trustee. Mr. Desai disclaims beneficial ownership of shares held by his spouse, Ms. Sethi.

(3) Includes 150,000 shares of Common Stock held in two trusts for the benefit of Ms. Sethi's descendants, of which trusts Ms. Sethi is a trustee, and 9,750 shares held in several educational trusts for the benefit of other individuals, of which Ms. Sethi is also the trustee. Ms. Sethi disclaims beneficial ownership of shares held by her spouse, Mr. Desai.

(4) Percentages may vary between this table and the preceding table because, when calculating percentages, this table includes exercisable but unexercised options in the total number of shares outstanding.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are required by regulations of the SEC to furnish the Company copies of all Section 16(a) forms they file.

     Based solely on the Company's review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, except for the following, its officers, directors and greater than ten percent beneficial owners met all applicable filing requirements during the last year. The following persons filed the listed reports after their due dates: Atul Kunwar, one Form 4 Statement of Changes in Beneficial Ownership reporting one transaction and George Mrkonic, one Form 5 Annual Statement of Changes in Beneficial Ownership reporting one gift transaction. The Company assists directors and executive officers in meeting the filing deadlines under Section 16(a) and was responsible for missing the deadline for Mr. Mrkonic's filing, which was reported by him to the Company in a timely manner.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     Shareholder proposals to be presented at the 2004 Annual Meeting must be received by the Company not later than January 10, 2004 if they are to be included in the Company's Proxy Statement for the 2004 Annual Meeting. Such proposals should be addressed to the Secretary at the Company's executive offices.

     Shareholder proposals to be presented at the 2004 Annual Meeting or any Special Meeting which are not to be included in the Company's Proxy Statement for that meeting must be received by the Company not less than 60 nor more than 90 days before the date of the meeting or no later than 10 days after the day of the public announcement of the date of the meeting in accordance with the procedures contained in the Company's Bylaws.

OTHER MATTERS

     At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the Annual Meeting other than the matters described in this Proxy Statement. However, if any other matters should come before the meeting, the persons named in the proxy card intend to vote the proxy in accordance with their judgment on those matters.

                                          By Order of the Board of Directors,

                                          /s/ DANIEL M. MOORE
                                          Daniel M. Moore
                                          Secretary

May 9, 2003

[SYNTEL LOGO]
>Consider IT Done(R)

                                                                               +
                                             000000 0000000000  0 0000

                                             000000000.000 ext
                                             000000000.000 ext
                                             000000000.000 ext
MR A SAMPLE                                  000000000.000 ext
DESIGNATION (IF ANY)                         000000000.000 ext
ADD 1                                        000000000.000 ext
ADD 2                                        000000000.000 ext
ADD 3
ADD 4                                        HOLDER ACCOUNT NUMBER
ADD 5
ADD 6                                        C  1234567890        J N T

[BAR CODE]



                                             [BAR CODE]

                                             [ ]  Mark this box with an X if
                                                  you have made changes to your
                                                  name or address details above.


--------------------------------------------------------------------------------
 ANNUAL MEETING PROXY CARD
--------------------------------------------------------------------------------

[A] ELECTION OF DIRECTORS
1. The Board of Directors recommends a vote FOR the listed nominees.

                                       FOR     WITHHOLD

01 - Bharat Desai                      [  ]      [  ]

02 - Paritosh K. Choksi                [  ]      [  ]
















[B] AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

Please date this proxy and sign exactly as your name appears hereon. If you sign as attorney, executor, administrator, trustee, guardian, custodian, or corporate official, please give your full title in such capacity.

Signature 1 - Please keep signature within the box      Signature 2 - Please keep signature within the box     Date (mm/dd/yyyy)
[                                                ]      [                                                ]     [    /   /       ]

[  ]                                                        1 U P X         H H H         P P P P                    001973     +


--------------------------------------------------------------------------------
PROXY - SYNTEL, INC.
--------------------------------------------------------------------------------

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF SHAREHOLDERS - JUNE 6, 2003

The undersigned appoints Bharat Desai, Atul Kunwar and Daniel M. Moore, and each of them, as proxies with full power of substitution and revocation to vote, as designated on the reverse side hereof, all the Common Stock of Syntel, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on June 6, 2003, or at any adjournment thereof.

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXIES' JUDGMENT.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)